UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

Of the Securities and Exchange Act Of 1934

June 5, 2015

Date of Report (Date of earliest event reported)

ACTAVIS PLC

(Exact name of registrant as specified in its charter)

Ireland	001-36867	98-1114402
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Grand Canal Square, Docklands

Dublin 2, Ireland

(Address of principal executive offices)

(862) 261-7000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2015, Actavis plc (“the Company” or “Actavis”) held its 2015 Annual General Meeting of Shareholders (the “AGM”) in Dublin, Ireland. At the AGM, the Company’s shareholders approved the Amended and Restated 2013 Incentive Award Plan of Actavis plc (the “Restated Plan”), which was adopted in connection with the merger of Forest Laboratories, Inc. with the Company on July 1, 2014 (the “Forest Merger”). The Restated Plan amends and restates the 2013 Incentive Award Plan of Actavis plc as follows: (a) provides for the grant of other cash-based awards, with a maximum value of a cash payment made under another cash-based award in any fiscal year to any Section 162(m) participant of $50,000,000; (b) revises the definition of change in control to mirror the definition found in the Forest Laboratories, Inc. Equity Incentive Plan (the “Forest Plan”); (c) revises the share reserve provisions to assume the number of shares which remained available for issuance under the Forest Plan prior to the closing of the Forest Merger (the “Forest Closing”); (d) provides that, solely with respect to awards granted on or after the Forest Closing, such awards will accelerate in full upon the award holder’s qualified termination within two years following such change in control; and (e) extends the term of the Restated Plan through the tenth anniversary of the date on which it was adopted by the board of directors of the Company (the “Board”), or June 30, 2024.

The foregoing summary of the Restated Plan is qualified in its entirety by reference to the full text of the Restated Plan, which was filed with the Securities and Exchange Commission as Appendix A to the Company’s 2015 Proxy Statement dated April 24, 2015, the terms and conditions of which are incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

There were 392,769,263 ordinary shares of Actavis outstanding as of April 10, 2015, the record date for the AGM. A quorum was present at the AGM.

At the AGM, the Company’s shareholders voted on six of a total of seven proposals, as described below.

1.	Election of Directors:

The following directors were elected to the Company’s Board of Directors for a term of one year expiring at the Annual General Meeting of Shareholders in 2016, with voting results as follows:

	For	Against	Abstain	Broker Non-Votes
Paul M. Bisaro	321,825,467	3,195,288	608,358	20,866,578
Nesli Basgoz, M.D.	323,098,781	1,908,939	621,393	20,866,578
James H. Bloem	322,905,724	2,090,695	632,694	20,866,578
Christopher W. Bodine	320,424,496	4,572,255	632,362	20,866,578
Christopher J. Coughlin	322,043,949	2,959,294	625,870	20,866,578
Michael R. Gallagher	303,116,388	21,899,772	612,953	20,866,578
Catherine M. Klema	321,635,108	3,362,005	632,000	20,866,578
Peter J. McDonnell, M.D.	323,310,929	1,692,825	625,359	20,866,578
Patrick J. O’Sullivan	323,000,291	2,000,831	627,991	20,866,578
Brenton L. Saunders	322,238,789	2,781,097	609,227	20,866,578
Ronald R. Taylor	317,811,820	6,644,830	1,172,463	20,866,578
Fred G. Weiss	319,588,851	4,868,708	1,171,554	20,866,578

2.	Advisory Vote on the Compensation of Our Named Executive Officers:

The Company’s shareholders voted to approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers, as such compensation was described in the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in the Company’s 2015 Proxy Statement, with voting results as follows:

For	Against	Abstain	Broker Non-Votes
277,353,226	46,736,285	1,539,602	20,866,578

3.	Ratification of the Appointment of PricewaterhouseCoopers LLP:

The Company’s shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015, with voting results as follows:

For	Against	Abstain	Broker Non-Votes
342,618,742	3,170,399	706,550	0

4.	Special Resolution to Approve Change in Name:

The Company’s shareholders voted to approve the special resolution, subject to the approval of the Registrar of Companies in Ireland, to change the name of the Company from Actavis plc to Allergan plc, with voting results as follows:

For	Against	Abstain	Broker Non-Votes
343,992,864	1,754,325	748,502	0

5.	Proposal to Approve the Amended and Restated 2013 Incentive Award Plan:

The Company’s shareholders voted to approve the Amended and Restated 2013 Incentive Award Plan of Actavis plc, with voting results as follows:

For	Against	Abstain	Broker Non-Votes
289,976,588	33,978,303	1,674,222	20,866,578

6.	Shareholder Proposal Requesting a Sustainability Report:

The Company’s shareholders did not vote on the shareholder proposal included in the Company’s proxy statement that the Company issue a sustainability report describing the Company’s environmental, social and governance performance, because the proposal was not properly presented.

7.	Shareholder Proposal Requesting Executive Stock Retention:

The Company’s shareholders rejected a shareholder proposal that the Company adopt a policy requiring that senior executives retain a significant percentage of stock acquired through equity pay programs until reaching normal retirement age, with voting results as follows:

For	Against	Abstain	Broker Non-Votes
76,019,060	248,094,415	1,515,638	20,866,578

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 8, 2015	ACTAVIS PLC

	By:	/s/ A. Robert D. Bailey
	Name:	A. Robert D. Bailey
	Title:	Chief Legal Officer and Corporate Secretary

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